UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒           Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Piedmont Office Realty Trust, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PIEDMONT OFFICE REALTY TRUST, INC.

5565 GLENRIDGE CONNECTOR, SUITE 450

ATLANTA, GEORGIA 30342

NOTICE OF CHANGE OF FORMAT OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2020

Dear Stockholder:

Due to continued public health concerns related to the novel coronavirus (COVID-19) pandemic, and to prioritize the health and well-being of meeting participants, we are providing notice that Piedmont Office Realty Trust will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) in a virtual-only format. The previously announced date and time of the meeting, Wednesday, May 13, 2020 at 11:00 a.m. Eastern daylight time, will not change. You will not be able to attend the Annual Meeting in person. The instructions to access the Annual Meeting remotely were included in previously distributed proxy materials and are included below for reference.

How to Attend the Online Meeting

To participate at the Annual Meeting, please visit www.meetingcenter.io/233053681 (password: PDM2020).

For registered stockholders:

If you were a stockholder as of the close of business on March 5, 2020 and have your control number, you may participate at the Annual Meeting by following the instructions available on the meeting website. For registered stockholders, the control number can be found on your Notice of Internet Availability of Proxy Materials.

For beneficial owners:

If you were a stockholder as of the close of business on March 5, 2020 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern daylight time, on May 7, 2020. You will receive a confirmation email from Computershare of your registration. If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the virtual meeting. Requests for registration should be directed to Computershare by email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in format of the Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting.

Whether or not you plan to participate in the Annual Meeting remotely, your vote is very important, and we encourage you to vote promptly. You may vote via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. Instructions regarding all three methods offered for voting are contained in the proxy card or Notice of Internet Availability of Proxy Materials previously distributed. If you execute a proxy but later decide, for any reason, to revoke your proxy, you may do so at any time before 11:59 p.m. Eastern daylight time on May 12, 2020. You may also revoke your proxy by participating in the Annual Meeting and voting online.

By Order of the Board of Directors

/s/ THOMAS A. MCKEAN

Thomas A. McKean

Associate General Counsel and Corporate Secretary

Atlanta, Georgia

April 29, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 13, 2020: Our 2020 proxy statement and our Annual Report to Stockholders for fiscal 2019 are available at www.envisionreports.com/PDM.